                                                                   EXHIBIT 10.39

                                 LEASE AGREEMENT
                                     BETWEEN
                       BOGGESS-RIVERWOODS COMPANY, L.L.C.
                                   AS LANDLORD
                                       AND
                         NACT TELECOMMUNICATIONS, INC.,
                                    AS TENANT
                                DECEMBER 30, 1999

                                TABLE OF CONTENTS

                                                                                                                PAGE NO.

1.       Demise of Leased Premises................................................................................1
2.       Certain Definitions......................................................................................1
3.       Title and Quiet Enjoyment................................................................................3
4.       Use of Leased Premises...................................................................................4
5.       Term; Option Rights......................................................................................4
6.       Rent.....................................................................................................5
7.       Net Lease................................................................................................6
8.       Payments of Taxes; Compliance with Law...................................................................6
9.       Liens; Recording and Title...............................................................................7
10.      Indemnification..........................................................................................7
11.      Maintenance, Repair and Replacement......................................................................8
12.      Signs....................................................................................................9
13.      Alterations..............................................................................................9
14.      Alteration and Restoration Requirements..................................................................9
15.      Condemnation............................................................................................10
16.      Insurance...............................................................................................12
17.      Restoration.............................................................................................14
18.      Subordination to Financing..............................................................................15
19.      Assignment, Subleasing and Abandonment..................................................................16
20.      Permitted Contents......................................................................................17
21.      Default; Remedies.......................................................................................17
22.      Additional Rights of Landlord and Tenant................................................................19
23.      Notices.................................................................................................20
24.      Estoppel Certificate....................................................................................20
25.      Surrender and Holding Over..............................................................................20
26.      Risk of Loss............................................................................................21
27.      No Merger of Title......................................................................................21
28.      Force Majeure...........................................................................................21
29.      Limitation on Right of Recovery Against Landlord........................................................21
30.      Attornment..............................................................................................21
31.      Environmental Provisions................................................................................22
32.      Miscellaneous...........................................................................................23

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is made as of this 30th day of December, 1999, by and between BOGGESS-RIVERWOODS COMPANY, L.L.C. ("Landlord"), with an address of 671 South Ocean Boulevard, Boca Raton, Florida 33432, and NACT TELECOMMUNICATIONS, INC., a Delaware corporation ("Tenant"), with an address of 191 West 5200 North Street, Provo, Utah.

         FOR AND IN CONSIDERATION of the rents to be paid by Tenant and the covenants and agreements herein set forth, Landlord hereby leases to Tenant and Tenant hereby leases from landlord, the Leased Premises (as described below) subject to the terms, covenants and agreements hereinafter set forth.

1. Demise of Leased Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term or terms and upon the provisions hereinafter specified the following described property (collectively, the "Leased Premises"): (i) the premises described and shown on Exhibit "A" attached hereto and made a part hereof together with the easements, rights and appurtenances thereunto belonging or appertaining (collectively the "Land");
(ii) that certain building containing approximately 39,577 rentable square feet located on the Land (the "Building") and any other buildings, structures and other improvements now existing or hereafter constructed on the Land (collectively, the "Improvements"); and (iii) the HVAC, plumbing, electrical and other building systems incorporated into the Improvements, with all additions and accessions thereto, substitutions therefore and replacements thereof (collectively, the "Equipment").

2. Certain Definitions.


         a. "Alterations" shall mean all changes, additions, improvements or repairs to, reconstructions, renewals or removals of and all substitutions or replacements for any of the Improvements, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

         b. "Assignment" shall mean any Assignment of Rents and Landlord's Interest in Leases hereafter executed from Landlord to Lender.

         c. "Base Rent" shall mean Base Rent as defined in Paragraph 6 hereof.

         d. "Base Rent Payment Dates" shall mean the Base Rent Payment Dates as defined Paragraph 6 hereof.

         e. "Casualty Termination Date" shall mean the Casualty Termination Date as defined in Paragraph 16(h) hereof.

         f. "Commencement Date" shall mean the date on which this Lease is fully executed and delivered by both Landlord and Tenant.

         g. "Condemnation" shall mean a Taking and/or a Requisition.

         h. "Event of Default" shall mean an Event of Default as defined in Paragraph 21(a)

         i. "Final Payment" shall mean the final payment to Landlord or Tenant, as applicable, of Net Proceeds, Net Award, or a Remaining Sum, as applicable.

         j. "Guarantor" shall mean World Access Inc.

         k. "Guaranty" shall mean a guarantee of payment and performance of all of Tenant's obligations under this Lease to be provided by Guarantor To Landlord contemporaneously with execution of this Lease.

         l. "Law" shall mean any constitution, statute or rule of law.

         m. "Lease Year" shall mean a period of twelve (12) full months commencing as hereinafter described, and each subsequent sequential twelve (12) full calendar month period measured from the anniversary date of the commencement of the first Lease fear. The first Lease Year shall commence on the first (1st) day of the month following the Commencement Date (unless the Commencement Date is the first day of the month, in which case the Commencement Date shall be the first (1st) day of the Lease Year), and shall include any period of time for which Base Rent is due hereunder prior to the Commencement Date.

         n. "Legal Requirements" shall mean all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements even if unforeseen or extraordinary, of every duly constituted governmental authority or agency, (but excluding those by their terms not applicable to Tenant or the Leased Premises as a result of a grandfather clause or similar provision) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any part of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any part of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

         o. "Lender" shall mean an entity which makes a Loan, to Landlord, secured by a Mortgage and evidenced by a Note.

         p. "Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

         q. "Mortgage" shall mean a deed of trust or similar security instrument heretofore or hereafter executed covering the Leased Premises from Landlord to Lender.

         r. "Net Award" shall mean the entire award payable to Landlord or Tenant by reason of a Condemnation, less any reasonable expenses incurred by Landlord or Tenant in collecting such award.

         s. "Net Proceeds" shall mean the entire proceeds of any insurance required under clause (i) of Paragraph 16(a) hereof, less any reasonable expenses incurred by Landlord or Tenant in collecting such proceeds.

         t. "Remaining Sum" shall mean the Remaining Sum as defined in Paragraph 17(b) hereof.

         u. "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any part of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

         v. "Restrictive Covenants" shall mean any recorded covenants, conditions and restrictions affecting the Leased Premises.

         w. "State" shall mean the State of Utah.

         x. "Taking" shall mean any taking of any part of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding or by any other means, or any de facto condemnation.

         y. "Term" shall mean the Term as defined in Paragraph 5 hereof.

3. Title and Quiet Enjoyment.

         a. Condition of Premises. The Leased Premises is demised and let subject to (i) the existing state of title of the Leased Premises, as of the commencement of the Term, (ii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iii) all Legal Requirements and Restrictive Covenants, including any existing violation of any thereof, and (iv) the condition of the Leased Premises as of the commencement of the Term.

         b. Tenant's Acceptance of Condition of Title. Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and, as the immediately preceding owner, has found the same to be satisfactory for the purposes contemplated hereby and acknowledges that, upon conveyance of the Leased Premises to Landlord, fee title shall be vested in Landlord and that Tenant has only the right of possession and use of the Leased Premises as provided in this Lease.

         c. Quiet Enjoyment. Landlord warrants that it has the full right and authority to enter into and perform this Lease and to grant the estate herein demised. Landlord covenants that at all times during the term of this Lease, including any extension thereof, when Tenant is not in default beyond any period provided herein for the curing of such default, Tenant's quiet and peaceful enjoyment of the Leased Premises shall not be materially disturbed or materially interfered with by Landlord or any other person claiming by, through or under Landlord, subject to the applicability of any Restrictive Covenants or Legal Requirements.

         d. No Conflict. Landlord warrants that neither the execution of this Lease nor Landlord's performance of its obligations hereunder will violate or breach any term or provision of any agreement, written or oral, between Landlord and any other person.

4. Use of Leased Premises.

         a. Use. The Leased Premises may be used for manufacturing, assembly, processing, packaging, distribution and general office purposes and any use ancillary thereto and for any other activity that Tenant is authorized to conduct under its Articles of Incorporation, subject to compliance with the Legal Requirements and any Restrictive Covenants.

         b. Certain Prohibitions on Use. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirements or the Restrictive Covenants. Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, not do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any certificate of occupancy affecting any of the Leased Premises, (ii) make it difficult or impossible to obtain fire or other insurance which Tenant is required to furnish hereunder, (iii) cause injury to any of the Improvements, (iv) violate any applicable Restrictive Covenants or (v) constitute a public or private nuisance or waste. Tenant acknowledges that the use of Leased Premises are subject to the terms of the Master Declaration of Protective Covenants, Conditions and Restrictions for Riverwoods Research and Business Park, any Supplementary Declaration of the Articles of Incorporation Bylaws and Rules of the Riverwoods Research and Business Park Owners Association (collectively, the Declaration").

5. Term; Option Rights.


         a. Term. Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (the "Term") of Ten (10) years from the Commencement Date.

         b. Option Right. Tenant shall have two (2) consecutive options (the "Options") to extend the Term of the Lease for five (5) years each (each referred co as an "Option Term"), which Options may be exercisable only by written notice if Tenant is not in default under the Lease at the time of exercise. Such notice shall be delivered by Tenant to Landlord as provided below. Upon the proper exercise of each Option, the Term shall be extended for the Option Term exercised by Tenant.

         c. Option Rent. The Base Rent payable by Tenant during the first Lease Year of each Option Term shall equal the greater of: (i) the Base Rent for the immediately preceding Lease Year increased by two percent (2%); or, (ii) nine and one-half percent (9 1/2%) of the fair market value of the Leased Premises as determined by an independent appraiser mutually agreed upon by Landlord and Tenant. The parties shall have the duty to reasonably cooperate in the selection of the appraiser. Thereafter the Base Rent shall be subject to a two percent (2%) increase for each Lease Year during the Option Term over the Base Rent for the immediately preceding Lease Year.

         d. Exercise of Options. The Options shall be exercised by Tenant, if at all, only by providing written notice to Landlord that it is exercising the Option or Options, which notice shall be delivered to Landlord on or before the date which is four (4) months prior to the expiration of the initial Term, or the expiration of the first Option Term, as applicable. If Tenant fails to timely exercise any Option then Tenant's right to exercise the Option and all subsequent Options shall expire and be null and void.

         e. Advertisements by Landlord. During the last four months of the applicable Term of the Lease, assuming Tenant has not exercise its Options to extend, Landlord shall have the right to (i) advertise the availability of the Leased Premises for reletting and to erect upon the Leased Premises signs indicating such availability (provided that such signs do not unreasonably interfere with the use or appearance of the Leased Premises), and (ii) show the Leased Premises to prospective tenants at such reasonable times during normal business hours as Landlord may select. Throughout the Term of the Lease, Landlord may advertise the sale of the Leased Premises and shall have the same rights of signage and access to prospective purchasers as allotted to prospective tenants.

6. Rent.

         a. Base Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, without demand, deduction or offset, the amounts set forth below ("Base Rent"), commencing on the first day of the first month next following the Commencement Date and continuing on the first day of each month thereafter during the Term (the "Base Rent Payment Dates"). Tenant shall pay the Base Rent at such location as designated by Landlord from time to time, in writing. Pro rata Base Rent shall be due for the period from the Commencement Date through the last day of the month in which the Commencement Date falls and shall be paid in advance on the Commencement Date.

             Lease Year                           Base Rent                       Monthly Payment
             ----------                           ---------                       ---------------
                 1                               $528,749.00                        $44,062.00
                 2                               $539,324.00                        $44,944.00
                 3                               $550,110.00                        $45,843.00
                 4                               $561,112.00                        $46,759.00
                 5                               $572,334.00                        $47,695.00
                 6                               $583,781.00                        $48,648.00
                 7                               $595,457.00                        $49,621.00
                 8                               $607,366.00                        $50,614.00
                 9                               $619,513.00                        $51,626.00
                 10                              $631,903.00                        $52,659.00

         b. Additional Rent; Late Charge. Tenant shall pay and discharge when the same shall become due, as additional rental, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by Law or otherwise. If any amount of Base Rent is not paid within ten (10) days of its due date, Tenant shall pay a late fee equal to three percent (3%) of such amount for the first occurrence during any Lease Year, and a late fee equal to five percent (5%) of any amount not paid when due if Tenant has already incurred a late fee during that Lease Year. Payment of Base Rent and any other amounts due from Tenant hereunder is an independent covenant under this Lease and is payable without offset or deduction except as expressly permitted herein.

7. Net Lease.

         a. Net Lease. This is a triple net lease and, except as otherwise expressly provided to the contrary herein, Base Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as specifically provided for herein. It is the express intent of Landlord and Tenant that all costs and expense of operating, maintaining, repairing and restoring the Leased Premises incurred during the Term of the Lease or any exercised Option Term shall be borne by Tenant, including, without limitation, all expenses in connection with maintaining, repairing and replacing the Building, the Improvements, the Equipment, Taxes (as defined in Paragraph 8) and insurance premiums as required pursuant to Paragraph 16. Notwithstanding the foregoing, Landlord shall be solely responsible and shall be required to promptly maintain the roof and structural components of the Building and the Improvements.

         b. Independent Covenants. It is the intention of the parties hereto that the obligations of Tenant and Landlord hereunder shall be separate and independent covenants and agreements.

8. Payments of Taxes; Compliance with Law.

         a. Payment of Taxes. Subject to the provisions of Paragraph 20 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes of every kind and nature (including real and personal property, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and other utility charges, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Landlord. Tenant or any of the Leased Premises as a result of, or arising in respect of, the acquisition, occupancy, leasing, use or possession thereof, or any activity conducted on the Leased Premises. As part of the foregoing, Tenant shall also be solely responsible for the payment and performance of any impositions, assessments and other charges levied from time to time on Landlord, Tenant or the Leased Premises, arising out of the development, use, ownership or operation of the Leased Premises or any Improvements thereon under the terms of any applicable Restrictive Covenants (all of the foregoing are collectively, the "Taxes"). Landlord shall promptly provide to Tenant copies of any tax bills and assessments relating to the Leased Premises received by Landlord. Tenant shall forward all required funds for payment of any such assessments at least ten (10) days prior to the due date to Landlord, who shall forward payment of such assessments to the appropriate authority.

         b. Installment Payments. Nothing herein shall obligate Tenant to pay Federal, State or local (i) franchise, capital stock or similar taxes, if any, of Landlord, (ii) income, excess profits, ad valorem taxes or other taxes, if any, of Landlord, determined on the basis of its net income, or (iii) any estate, inheritance, succession, gift, capital levy or similar tax unless the taxes referred to in clauses (i) and (ii) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were is effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments,

Tenant shall have the option to pay such assessment in installments. In such event, Tenant shall be liable only for those installments which become due and payable during the Term. Any payments made in installments shall be paid in the same manner as set forth in the last sentence of Paragraph 8(a) above. Upon request, Tenant shall deliver evidence of payments of all Taxes other than those paid as set forth in the last sentence of Paragraph 8(a) above, if any, within twenty (20) days after the due date thereof.

         c. Compliance with Legal Requirements. Tenant unconditionally agrees that it shall, without contribution by Landlord, promptly comply with, perform and conform to all Legal Requirements, subject to the provisions of Paragraph 20 hereof, and the terms, covenants and restrictions contained in any applicable Restrictive Covenants.

9. Liens; Recording and Title.

         a. Liens. Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on any of the Leased Premises or Base Rent or any other sums payable by Tenant under this Lease, other than any mortgage, lien, encumbrance or other charge existing as of the Commencement Date or created by or resulting from any act or omission by Landlord.

         b. Memorandum of Lease. Tenant shall execute. deliver and record, file or register from time to time all such instruments as may be required in writing by Landlord to evidence the respective interest of Landlord and Tenant in any of the Leased Premises. Tenant may cause a memorandum of this Lease ("Memorandum of Lease") in form reasonably acceptable to Landlord, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, in such manner and in such places as may be required by any present or future Law in order to give public notice and protect the validity of this Lease. The party recording the Memorandum of Lease shall be solely responsible for the expense of recording. Each party agrees to execute and deliver to the other upon the expiration of the Term or any exercised Option Term an instrument in recordable form terminating the Memorandum of Lease.

         c. No Right to Encumber. Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any part of the Leased Premises.

10. Indemnification. Tenant agrees to pay, protect, indemnify, save and hold harmless Landlord from and against any and all liabilities, losses. damages, penalties, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from (i) any use, occupancy, condition, design, construction, maintenance, repair or rebuilding of any portion of the Leased Premises during the Term or Option Term as applicable, and any injury to or death of any person or any loss of or damage to any property in any manner arising therefrom connected therewith or occurring thereon, or (ii) any violation by Tenant of any provision of this Lease, or any contract or agreement to which Tenant is a party, or of any violation, breach or non-performance of a Legal Requirement by Tenant. Notwithstanding the foregoing, Tenant shall not he obligated to indemnify Landlord with respect to any matter arising by reason of any negligent or willful act, omission or breach of Landlord. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant Covenants upon notice from Landlord To defend Landlord in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. This Section shall survive the termination of the Lease.

11. Maintenance, Repair and Replacement

         a. Tenant's Obligations. Tenant shall at all times during the Term hereof, properly maintain, repair and replace the Leased Premises as necessary in order to keep all of the same in first class operating condition and repair and in compliance with all Legal Requirements and Restrictive Covenants. This obligation shall include the Improvements on the Leased Premises, and all features, components and aspects thereof including, without limitation, the Building, the doors, windows, utilities, signs, exterior facade, landscaping, except for the roof and structural components of the Improvements and Building. Tenant shall also maintain the Equipment in first class mechanical condition, and shall promptly make all repairs and replacements as necessary in order to keep and maintain the Equipment in such condition, ordinary wear and tear excepted. Landlord shall not be required to maintain or to make any repair or replacement of the Improvements or any component or aspect of, or otherwise serving, the Leased Premises except for the roof and structural components of the Building (except as otherwise provided above with respect to the accuracy and truthfulness of the Roof and Structural Component Warranty) and shall have no liability or responsibility for failure to do so. Tenant shall make all repairs and replacements for which it is responsible hereunder as and when necessary and also promptly upon written notice from Landlord, and all such work shall be performed in a good, proper and workmanlike manner.

         Tenant's obligation to maintain, repair and operate the Building and Improvements shall be subject to provisions for ordinary wear and tear.

         b. Site Maintenance. Tenant shall also properly maintain, repair and replace, as necessary in order to keep all of the same in good operating condition and repair, and in compliance with all Legal Requirements, Restrictive Covenants, all automobile parking areas, sidewalks, landscaped areas and underground plumbing, telephone and electrical lines (to the extent not the responsibility of a utility company) driveways, entrances and exits thereto, and lighting, within the Leased Premises.

         c. Landlord's Right of Entry. Landlord shall have the right, upon two days (2) notice to Tenant (or without notice in case of emergency), to enter upon any put of the Leased Premises for the purpose of inspecting the Leased Premises and performing any maintenance, repairs or replacements which may be necessary by reason of Tenant's failure to comply with the provisions of subparagraphs (a) and (b) of this Paragraph 11. Except in case of emergency, the right of entry shall be exercised at reasonable tunes and at reasonable hours. Tenant shall pay the cost of all such maintenance, repairs and replacements to Landlord plus a 5% administrative fee within twenty (20) days from the time of demand for payment by Landlord to Tenant and upon submission of evidence of Landlord's payment of such costs.

         d. Maintenance Agreements. Tenant may enter into any contract or contracts it desires to provide for third party maintenance of the Building, the Improvements and the Equipment and any other part of the Leased Premises, provided that copies of any such contracts shall be provided to Landlord, and all such contracts shall contain a provision permitting Landlord, at its sole option, without cause, to terminate such contract, without liability for any sums unpaid by Tenant, upon the expiration or earlier termination of the Term or any exercised Option Term of this Lease.

12. Signs. Subject to compliance with all Legal Requirements and the Restrictive Covenants, Tenant may at its sole cost and expense, place, erect and install any signs which advertise its business on the roof, walls, and any other places on, the Leased Premises, which signs shall remain the property of Tenant and may be removed at any time during the Term of this Lease, or any extension thereof, provided Tenant shall repair or reimburse Landlord for the cost of any damage to the Leased Premises resulting from any future installation or removal of such signs. Notwithstanding the foregoing, any free standing permanent sign erected by Tenant on the Leased Premises shall not be removed by Tenant without Landlord's written consent, and shall become the property of Landlord, provided, however, Tenant shall have the right to remove its name and other identifying marks from such sign. Tenant shall be solely responsible for obtaining all permits and approvals required under any Legal Requirements and the Restrictive Covenants and shall maintain all such signs in good order and repair.

13. Alterations. Except as provided herein, Tenant shall not make any Alterations, construct upon the Land any additional Improvements or alter the exterior appearance of the Improvements without the prior written consent of the Landlord, which shall not be unreasonably withheld. Interior non-structural Alterations that do not exceed a cost of $100,000 per Lease Year and do not adversely affect the structural integrity or function of the Building or Improvements may be made without the consent of the Landlord. Tenant agrees that
(i) all such Alterations, construction and installations shall be performed in a good and workmanlike manner, (ii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements and the Restrictive Covenants, and the requirements set forth in Paragraph 14 herein, (iii) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of any insurance policy required to be maintained by Tenant hereunder, (iv) Tenant shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge all liens filed against any of the Leased Premises arising out of the same, (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, construction or installation, and (vi) all such Alterations, construction and installations shall become the property of Landlord and shall be subject to this Lease.

14. Alteration and Restoration Requirements.

         a. Compliance with Legal Requirements. Any Alteration or restoration made to the Leased Premises shall be made in a good and workmanlike manner and in compliance with all Laws and Legal Requirements, including all governmental orders, building ordinances and regulations, applicable Restrictive Covenants and architectural controls pertaining thereto. Landlord is not, and shall not be, responsible for obtaining any permits, licenses or approvals or for performing any of Tenant's work on or improvements to the Building, the Improvements or the Land or for providing any off-site improvements, roads, or facilities whatsoever and Tenant hereby accepts the Leased Premises "AS-IS, WHERE-IS."

         b. Mechanics' Liens. It is expressly acknowledged and understood that Landlord does not consent, and has not by the execution and delivery of this Lease consented, to the imposition of any liens upon the Landlord's interest in the Leased Premises by any party whomsoever. Tenant covenants and agrees to protect, indemnify, defend and hold harmless Landlord and the Leased Premises from and against all mechanics' liens and claims, including bills and claims, liens and rights to liens for labor and materials and architects', contractors' and subcontractors' claims, and all fees, claims and expenses incident to the construction and completion of any Improvements by or for Tenant, including, without limitation, reasonable attorneys' fees and court costs which may be incurred by Landlord in connection therewith. In the event a notice of mechanic's lien is filed, Tenant may, within twenty (20) days after receipt of such notice, bond off or make other suitable arrangements reasonably acceptable to Landlord relative to such lien in order to contest the same, so long as such bond fully protects Landlord and the Leased Premises from such claim.

15. Condemnation.

         a. Definitions. Wherever used in this Paragraph, the following word shall have the definitions and meaning hereinafter set forth;

                  i. "Condemnation proceedings" means any action or proceeding brought for the purpose of any taking of the fee, material right of way or other interest in the Leased Premises or any part thereof (or direct access thereto) by competent authority as a result of the exercise of the power of eminent domain, including a voluntary sale to such authority either under threat of condemnation or while such action or proceeding is pending.

                  ii. "Taking" or "taken" means the event and date of vesting of title to the fee of the Leased Premises or any part thereof pursuant to the condemnation proceedings.

         b. Complete Taking. If all or substantially all of the Leased Premises shall be taken in condemnation proceedings, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such taking and the transfer of possession. As of the date of such termination, Landlord shall give Tenant a proportionate refund and of any rent paid in advance, and this Lease shall terminate. "Substantially all" of the Leased Premises shall be deemed taken (i) if all of the Building is taken, or (ii) if direct access to the Leased Premises is taken by the elimination of direct access to the adjacent public highway, that is not replaced by alternate access.

         c. Award for Complete Taking. All compensation awarded for any taking of the Lease Premises (including, without limitation the Improvements) or any interest in either shall belong to and be the property of the Landlord and Tenant hereby assigns to Landlord all its right, title and interest in any such award, except to the extent that this Lease is terminated and Tenant files a claim, at its sole cost and expense, as delineated below and the condemning authorities specifically award to Tenant or specifically allocate a portion of the award to Tenant as of the effective date of the taking, including Tenant's relocation expenses and lost good will, provided, however, the filing of such claim by Tenant or allocation by the condemning authorities to Tenant does not adversely affect or diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award. Subject to the foregoing, in the event all or any part of the Premises is condemned or sought to be condemned, Tenant shall be entitled, in its sole discretion to assert a claim to or for one or more of the following: (a) for compensation for the value of Tenant's leasehold interest which may include a claim for Tenant's costs of removal and relocation, unreimbursed expenses incurred by Tenant to install tenant improvements at its new location and the economic loss incurred by Tenant due to higher rental rates, shorter term, CAM fees, etc. incurred under the replacement lease; and
(b) for recovery from the condemner to the maximum extent otherwise allowable by law. "Condemned" and "condemnation" shall be construed to include any transfer of possession, title or right relating to the Premises in favor of or for the benefit of any entity having the power of eminent domain, including, but not limited to, sale or lease. No right of termination set forth anywhere in this Lease may be exercised by or for the benefit of any entity having the payer of eminent domain.

         d. Less than Complete Taking. If less than substantially all of the Leased Premises is taken but more than 15% of the gross rentable square feet thereof or more than 15% of the parking space comprising a portion of the Leased Premises, then (1) Tenant, at its election shall have the right to terminated this Lease and will notify Landlord of its election within thirty (30) days of its election; (ii) if Tenant elects to continue the Lease. Tenant shall commence and proceed with reasonable diligence to repair and reconstruct the remaining Improvements on the Leased Premises to a complete architectural unit, to the extent the condemnation award is available therefore, and (iii) the Base Rent and related charges payable by Tenant hereunder shall continue with an equitable reduction and modification, to reflect the loss of any part or functionality of the Building or the parking area. The award in condemnation proceedings for any partial taking where repair or reconnection is undertaken shall be apportioned and paid in the following order of priority:

         First - There shall be paid any and all reasonable expenses, charges and fees, including reasonable counsel fees, in collecting the awards.

         Second - The proceeds of the awards shall next be used as a fund for the restoration and repair of the Building to a complete architectural unit. Said proceeds shall be held by Landlord, and shall be paid out from time to time to persons furnishing labor or materials, or both, including architects' fees and contractors' compensation in such restoration work on vouchers approved by a licensed architect or engineer approved by Landlord and employed by Tenant to supervise the work.

         Third - The balance of the award shall be equitably allocated between Landlord and Tenant . If the proceeds are not sufficient far the repair and restoration of the Improvements, then Landlord and Tenant shall attempt in good faith to agree on a reduced scope of restoration which can be funded through the balance of the award. If the parties are unable to so agree, then either Tenant or Landlord shall have the right, upon notice to the other within twenty (20) days following receipt of confirmation of such deficiency, to cancel and terminate this Lease and the rights and obligations of Tenant hereunder. Upon receipt of such notice, Tenant shall have a reasonable time to surrender and deliver possession of the Leased premises to Landlord in accordance with the terms hereof. In such event, Tenant shall only be entitled to a condemnation award as provided in paragraph 15(c) hereof. Notwithstanding the foregoing, the party receiving the notice shall have the right to void such notice of cancellation by (i) forwarding notice to such party within five (5) days of receipt of the notice, of such party's intent to provide such deficiency in funds, and (ii), in the case of Tenant, paying such amount to Landlord for use solely for the restoration of the Improvements in accordance with this Paragraph 15.

         e. Responsible Party. Both Landlord and Tenant shall have responsibility for dealing with the condemning authority in any condemnation proceedings relative to their respective interests in the Leased Premises.

16. Insurance

         a. Tenant's Obligations. Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:

                  i. Insurance against loss or damage to the Improvements and Equipment by fire and other risks from time to time included under standard extended "all risk" casualty policies, in amounts not less than one hundred percent (100%) of the actual replacement value of the Improvements and Equipment, excluding footings and foundations and other parts of the Improvements which are not insurable.

                  ii. Broad form general public liability insurance against claims for bodily injury. death or property damage occurring on, in or about any of the Leased Premises in an amount not less than $1,000,000 for bodily injury or death to any one person, not less than $2,000,000 for any one accident, and not less than $1,000,000 for property damage. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and any Lender.

                  iii. Tenant shall not be required to obtain business interruption insurance but shall be required to reimburse Landlord in an amount not to exceed $750 per year for the cost to Landlord of maintaining insurance covering loss of income its the event of casualty to the Property.

                  iv. Worker's compensation insurance covering all persons employed in connection with any work done on or about any of the Leased Premises for which claim for death or bodily injury could be asserted against Landlord, Tenant or any of the Leased premises.

                  v. Broad form boiler and machinery insurance, to be obtained within 60 days of the effective date of this Lease on all air conditioning equipment, boilers and other pressure vessels or systems, covering the replacement value of such items and any damage or injury which may be caused by them.

         b. Policy Requirements. The insurance required by Paragraph 16(a) shall be written as primary coverage, not contributing with and not in excess of coverage which Landlord may carry, and shall be written by companies of recognized financial standing which are approved by Landlord and are authorized to do an insurance business in the State of Utah. The insurance policies (i) shall be for a term of not less than twelve months, (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and
(iii) shall (except for the worker's
compensation insurance referred to in Paragraph 16(a)(iii) hereof) name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasonable cause said insurance shall become unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance satisfactory to Landlord.

         c. Notice of Cancellation. Each insurance policy referred to in clauses
(i) and (ii) of Paragraph 16(a) shall provide that it may not be canceled except after thirty (30) days prior notice to Landlord and any Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (1) any act or omission of Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or
(ii) any change in title or ownership of any of the Leased Premises.

         d. Payment of Premiums. Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 16, shall renew or replace each policy, and shall deliver to Landlord such renewal or replacement policy and evidence of the payment of the full premium therefor at least ten (10) days prior to the expiration date of each policy. In the event of Tenant's failure to comply with any of the foregoing requirements, Landlord shall be entitled to procure such insurance, at Tenant's sole cost and expense. Any sums expended by Landlord in procuring such insurance shall be repaid by Tenant within thirty
(30) days after written demand therefor by Landlord.

         e. Blanket Policies. Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 16,

         f. Collection of Net Proceeds. In the event of any casualty loss, Tenant shall give Landlord immediate notice thereof. Tenant and Landlord shall mutually agree regarding the adjustment collection and compromise of all claims under any of the insurance policies required by this Paragraph 16 and, subject to the foregoing limitations, shall mutually execute and deliver all necessary proofs of loss, receipts and vouchers required by the insurers. Both Landlord and Tenant agree to sign, upon request of the other, all such proofs of loss, receipts and vouchers. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord, Tenant and any Lender, and Landlord, Tenant and any Lender shall have the right to prosecute or contest, or to require the other to prosecute or contest, any such claim, adjustment, settlement or compromise. All proceeds of any insurance required under clause (i) of Paragraph 16(a), plus the amount of any deductible, in no event to exceed $100,000, shall be payable to Landlord and Tenant and shall be deposited into a joint account for the benefit of both Tenant and Landlord.

         g. Application of Net Proceeds for Restoration. Except as provided in Paragraph 16(h) to the contrary, in the event of any casualty required to be insured against by Tenant pursuant to Paragraph 16(a)(i) above resulting in damage to any of the Leased Premises, the Term shall nevertheless continue [and there shall be an] equitable abatement of the Base Rent but in no event for a period in excess of one year from the date of the last payment of Base Rent prior to the date of such casualty. The Net Proceeds from such casualty, so long as Tenant is not in default hereunder, shall be made available to Tenant in such commercially reasonable manner as Landlord, Tenant and Lender may agree, and Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Land and Improvements as nearly as possible to their value, condition and character immediately prior to such damage, in accordance with the provisions of clauses (i) through (iv) of Paragraph 17(a), except as provided in paragraph 16(h) to the contrary. Tenant, to the extent of Net Proceeds, shall promptly repair or replace such Improvements and Equipment, in accordance with the provisions of Paragraph 11(a).

         h. Termination Right. If the Leased Premises are at any time damaged to the extent of fifty percent (50%) or more of the value thereof or the nature and extent of the damage makes it impractical for Tenant to conduct its prior business activity at the Leased Premises, or if damaged to the extent of 50 percent (50%) or more of the value thereof within such time as less than one (1) year remains in the Term or any exercised Option Term, Tenant shall have no obligation to restore the Leased Premises if it shall give notice to Landlord of its intent not to so restore not later than sixty (60) days after such casualty, but all Net Proceeds due in connection with such casualty, plus any deductible, in an amount sufficient to restore the Leased Premises to a complete operational architectural unit shall be delivered to Landlord by the insurance company and/or Tenant, at which time the Term of this Lease shall terminate upon such payment and payment of all sums otherwise due and payable by Tenant hereunder through the Base Rent Payment Date stated in Tenant's notice (the "Casualty Termination Date). If the Leased Premises suffers damage to any extent less than fifty percent (50%) of the value thereof or if Tenant does not elect to terminate this Lease, the Base Rent payable by Tenant hereunder shall be proportionately abated but in no event for a period in excess of one year from the date of the last payment of Base Rent prior to the date of such casualty.

                  i. Extension of Casualty Termination Date. Notwithstanding anything to the contrary hereinabove contained, if, prior to the Casualty Termination Date, Landlord shall not have received the full amount of the Net Proceeds payable by reason of the Casualty, plus any deductible, the Casualty Termination Date shall automatically be extended to the date of receipt by Landlord of the full amount of the Net Proceeds.

                  ii. Waiver of Subrogation. Landlord and Tenant hereby agree that to the extent that a loss at the Leased Premises is covered by insurance, including any deductible, they each hereby waive any and all rights of subrogation against the other for any loss or damage; and each party's aforesaid policies of insurance shall contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers.

17. Restoration.

         a. Regiment for Disbursement of Net Proceeds. In the event that Net Proceeds are made available to Tenant for the restoration of any of the Land or Improvements, Tenant shall commence and complete such restoration as soon as reasonably practicable, except as may be otherwise elected by Tenant under 16(h). The Net Proceeds shall disburse such proceeds or award only in accordance with the following conditions.

                  i. Prior to commencement of restoration, the architects, contracts, contractors, and plans and specifications for the restoration shall have been approved by Landlord. which approval shall not be unreasonably withheld;

                  ii. disbursements shall be made from time to time in as mount not exceeding the cost of the work completed since the last disbursement upon receipt of (1) an architect's certificate of the performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) waivers of liens, (3) contractors' and subcontractors' sworn statements (as to the final disbursement only), (4) a satisfactory bring down of title insurance (as to the final disbursement only), and (5) at the time of the final disbursement, evidence of issuance of a certificate of occupancy (or availability of the same subject to completion of "punchlist" and minor items) and compliance with Legal Requirements;

                  iii. each request for disbursement shall be accompanied by a certificate of Tenant, signed by the President or any Vice President of tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease;

                  iv. the restoration fund shall be kept in a separate interest-bearing account by Tenant; and

         In addition, prior to commencement of casualty restoration and at any time during casualty restoration, if the estimated cost of restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds available for such restoration, the amount of such excess shall be paid by Landlord to be added to the restoration fund. Any sum in the restoration fund added by Landlord which remains in the restoration fund upon the completion of restoration shall be returned to Landlord. For purposes of determining the source of funds with respect to the disposition of funds retraining after the completion of restoration, the Net Proceeds shall be deemed to be disbursed prior to any amount added by Landlord.

         b. Excess Net Proceeds. In the event that there are funds not added by Landlord remaining undisbursed upon completion of restoration and full payment therefor (the "Remaining Sum") then such sum shall be credited to Base Rent subsequently accruing hereunder.

18. Subordination to Financing. Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination, including the Subordination, Non-Disturbance and Attornment Agreement and Estoppel Certificate attached as Exhibit "B," provided, however, as a condition to this subordination, so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant's tenancy shall not be disturbed, nor shall this Lease be affected by any default under such Mortgage, and in the event of a foreclosure or other enforcement of any such Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the term of this Lease and any extensions thereof, the rights of

Tenant hereunder shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as Tenant fully performs all of its obligations hereunder. Tenant shall not be named as a Party defendant in any such foreclosure suit, except as may be required by law. Landlord covenants to use reasonable efforts to obtain a non-disturbance agreement, as described above, from each mortgagee of Landlord.

         Tenant agrees that, simultaneously with the giving of notice to Landlord, it will give notice to any holder of a mortgage encumbering the Leased Premises, provided that Tenant has been notified in writing of the frame and address of such mortgage holder, of any defaults of the Landlord or other circumstances which would entitle Tenant to terminate this Lease specifying the nature of the default by Landlord, and thereupon the holder of the Mortgage shall have the right, but not the obligation, to cure any such default by Landlord, and Tenant will not terminate this of Lease by reason of such default unless and until it has afforded the mortgage holder the time to cure such default afforded to Landlord hereunder. No such Lender shall, upon assuming title to the Leased Premises, be liable for any act or omission of any prior landlord (including Landlord), be subject to any offsets or defenses which Tenant may have against any prior landlord, be bound by any rent or additional rent paid for more than the then current period to any prior landlord, or be bound by any agreement or modification of this Lease made without such Lender's consent after Tenant has been given written notice of such Lender's assumption of title to the Leased Premises. Nothing herein shall be conspired to be in conflict with the provisions of Paragraph 7 hereof.

19. Assignment, Subleasing and Abandonment.

         a. Tenant shall not assign this Lease or sublet all or any portion of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

         b. The consent by Landlord to any assignment or subletting, shall not constitute a waiver of the necessity for such consent to any subsequent attempted assignment or subletting, nor shall it relieve Tenant from its covenants and obligations under the Lease. Receipt by Landlord of rental due hereunder from any party other than Tenant shall not be deemed to be a consent to any such assignment or subletting, nor relieve Tenant of its obligation to pay rental or other charges for the full term of this Lease.

         c. Each transfer, assignment, subletting, license or concession agreement and hypothecation to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor, and the transferee, assignee, sublessee, concessionaire, or mortgagee shall agree in writing for the benefit of the Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant and to retain all accounting records which Tenant is obligated to retain hereunder. One executed copy of such written instrument shall be delivered to Landlord. Each transfer, assignment, subletting, license or concession agreement between Tenant and the transferee, assignee, sublessee, licensee or concessionaire, shall specifically obligate such third party to observe and perform all of the obligations of this Lease and indicate that Landlord has the right to audit such other parties in accordance with the terms of this Lease.

         d. Unless expressly consented to in writing which consent shall not be unreasonably withheld, no assignment or subletting shall operate to relieve the Tenant from its obligation for the performance of all terms and conditions of this Lease, including the obligation to pay rent and all of the other terms, covenants and conditions of this Lease shall continue in full force and effect and unamended.

20. Permitted Contents. Tenant shall not be required to (i) pay any Imposition,
(ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 14, or (iv) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the intent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Taxes or lien so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises, any Base Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Base Rent, and (v) the cancellation of any fire or other insurance policy. Tenant shall provide Landlord security satisfactory in the reasonable opinion of Landlord assuring the payment, compliance, discharge, removal or other action, including all costs, attorneys' fees, interest and penalties, in the event that the contest is unsuccessful. While any such proceedings are pending and the required security is held by Landlord, Landlord shall not have the right to pay, remove or cause to be discharged the Taxes or lien thereby being contested. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of the first sentence of this Paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the rink of any civil or criminal liability.

21. Remedies.

         a. Events of Default. The occurrence of any one or more of the f allowing shall constitute an Event of Default under this Lease:

                  i. a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal, which had or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Base Rent or other sum herein required to be paid by Tenant when due, following ten (10) day written notice thereof, without cure;

                  ii. a failure by Tenant to duly perform and observe, or a violation or breach of any other provision hereof, following thirty
         (30) day written notice thereof, without cure. If the nature of such default is such that it cannot be fully resolved within the stated curative period, Tenant shall be deemed to have cured such default if it commences curative measures within the stated period and diligently pursues remedial action until the default is cured in full;

                  iii. Tenant shall (1) voluntarily be adjudicated a bankrupt or insolvent, (2) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (3) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (4) make a general assignment for the benefit of creditors, or (5) be unable to pay its debts as they mature;

                  iv. a court shall cater an order, judgment or decree appointing, with the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered;

                  v. the Leased Premises shall have been abandoned;

                  vi. Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

                  vii. the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after such levy or attachment.

         b. Remedies. If an Event of Default shall have occurred, Landlord hall have the right at its option, then or at any time thereafter, to do any one or more of the following:

                  i. Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through such date, including its liability for Base Rent and any additional amounts due from Tenant hereunder as hereinafter provided.

                  ii. Landlord may, whether or not the Term of this Lease stall have been terminated pursuant to clause (1) above, (i) give Tenant notice to surrender any of the Leased Premises to Landlord immediately or on a date specified in such notice, at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord, or
         (ii) re-enter and repossess any of the Leased Premises as allowed by law. Upon or at any time after taking possession of any of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal, except as a result of Landlord's negligence or willful misconduct. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (1) above.

                  iii. After repossession of any of the Leased Premises or in the event of termination of Tenant's right of possession pursuant to clause (2) above, whether or not this Lease shall have been terminated pursuant to clause (1) above, Landlord shall have the right to relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall use reasonable efforts to mitigate damages.

                  iv. Landlord may exercise any other right or remedy now or hereafter existing by Law or in equity.

         c. Tenant Not Relieved. No expiration or termination of this Lease pursuant to Paragraph 21(b)(1) or any other provision of this Lease, by operation of law, repossession of the Leased Premises pursuant to Paragraph 21(b)(2) or otherwise, or reletting of any of the Leased Premises pursuant to Paragraph 21(6)(3), shall relieve Tenant of any of its liabilities and obligations hereunder, including the liability for Base Rent, all of which shall survive such expiration, termination, repossession or reletting.

         d. Damages. In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord any and all damages to which Landlord is entitled by Law including court costs and attorney's fees, less the net proceeds, if any, of any reletting pursuant to paragraph 21(b)(3), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including repossession costs, brokerage commissions, attorneys' fees, and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such changes. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

         e. Notice Cure. Before an Event of Default shall exist under this Paragraph 21 or any other Paragraph hereof by reason of an Event of Default under subparagraph (a) of this Paragraph 21, Landlord shall have given Tenant notice thereof and Tenant shall have failed to cure the Default within the applicable grace period stated as stated in paragraph 21 above.

         f. Attorney's Fees. if any action is commenced to enforce any provision of this Lease, Landlord shall be entitled to recover from Tenant such reasonable attorneys' fees and costs incurred by Landlord in the action.

22. Additional Rights of Landlord and Tenant. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and to addition to any other right or remedy contained in this Lease. No delay or failure by Landlord to enforce its rights hereunder shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

23. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or when received from overnight courier service or United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above; provided, however, if delivery is refused, the notice date shall be deemed to be the first date delivery is refused. For the purposes of this Paragraph, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any notice alleging default by Landlord shall also be sent to any holder of a mortgage as required by Paragraph 18 hereof.

24. Estoppel Certificate. Landlord and Tenant shall, at any time and from time to time upon not less than thirty (30) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, executed by a President, Vice President or authorized general partner certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Base Rent and all other sums payable hereunder have been paid, (iii) that to the knowledge of Landlord or Tenant, as the case may be, of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge. It is intended that any such statements may be relied upon by Landlord, the recipient of such statements or their assignees or by any prospective purchaser of or Lender on the Leased Premises.

25. Surrender and Holding Over. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except for any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, Tenant may remove from the Land and Improvements on or prior to such expiration or earlier termination all personal property, trade fixtures, machinery and equipment owned by Tenant situated thereon which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination repair any damage caused by such removal. Property not so removed at the end of the Term or within thirty (30) days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination. Tenant shall not commit waste of the Leased Premises.

         Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof shall operate and be construed as a tenancy from month to month only, at one hundred fifty percent (150%) of the Base Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over shall entitle Landlord, in addition to collecting rentals, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 21(b).

26. Risk of Loss. The risk of loss or of decrease in the enjoyment and beneficial use of any of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosure, attachments, levies or executions (other than by Tenant and those claiming from, through or under Tenant) is assumed by Landlord, and Tenant shall in no event be answerable or accountable therefor except for Tenant's obligations to obtain insurance as provided herein and except where Tenant has acted negligently or engaged in other tortious or criminal conduct.

27. No Merger of Title. "There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire of hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

28. Force Majeure. In the event either party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lock-outs, labor troubles, inability to procure materials, fire or other catastrophe, failure of power, an act of the other party, riots, insurrection, war or other reason of like nature beyond the reasonable control of the party delayed in performing work or doing acts required hereunder, then to performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. However, except as otherwise provided in this Lease, thus paragraph shall not operate to excuse Tenant, nor shall Tenant in any event be excused, from prompt payment of any Base Rent or additional rent or other charges due Landlord from Tenant or to excuse either party from their respective obligations to carry insurance as required under this Lease.

29. Limitation on Right of Recovery Against Landlord. It is specifically agreed that Landlord shall not be personally liable for any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord under any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's remedies. The limitations on Tenant's right of recovery against the Landlord set forth in this Section 29 shall survive the expiration of the Term of this Lease (whether by lapse of time or otherwise).

30. Attornment. If any person shall succeed to all or part of Landlord's interest in the Leased Premises, whether by purchase foreclosure, deed in lieu of foreclosure, power of sate, termination of Lease or otherwise, and if and as so requested or required by such successor and interests, Tenant shall, without charge, attorn to such successor in interest; provided said successor accepts the Property subject to this Lease and agrees to abide by all terms and conditions of the Lease, although such successor shall not be liable for defaults under the Lease occurring or accruing prior to the time such successor succeeds to the interest of Landlord under the Lease.

31. Environmental Provisions.

         a. Definitions. The following definitions shall apply to this Paragraph 29:

                  i. "Hazardous Material" means any substance:

                           (a) the presence of which requires investigation or
                  remediation under any applicable federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

                           (b) which is or becomes defined as a "hazardous
                  waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance now or hereafter in effect, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 9601 et seq.); or

                           (c) which is or contains gasoline, diesel fuel or
                  other petroleum hydrocarbons; polychlorinated biphenyls (PCB's), asbestos, urea formaldehyde foam insulation or radon gas.

                  ii. "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, both as of the date hereof and during the Term hereof.

                  iii. "Environmental Damages" means all remediation costs, penalties, fines, liens, costs and expenses of investigation and defense of any claims which are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath the Leased Premises or the existence of a violation of Environmental Requirements pertaining to the Leased Premises.

         b. Environmental Covenants of Tenant. Tenant covenants, represents and/or warrants to Landlord, which covenants, representations and warranties shall survive the Term and are material and are being relied upon by Landlord, that:

                  i. Tenant shall comply with all Environmental Requirements relating to the Leased Premises excluding, however, any such Hazardous Materials present as the result of the acts of Landlord or its employees, agents or contractors and Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on, under or about, the Leased Premises by persons within its control in violation of Environmental Requirements. Without limiting the foregoing, if the presence of any Hazardous Materials is discovered on the Leased Premises, except as attributed to the acts of Landlord, its employees, agents or contractors, Tenant shall promptly take all actions at its sole expense as are necessary to comply with applicable Environmental Requirements. Tenant shall promptly notify Landlord of Tenant's receipt of any report, citation, notice or other writing (and deliver a copy thereof to Landlord on the written request of Landlord) by, to or from any governmental or quasi-governmental authority in any way related to the unlawful presence or suspected unlawful presence of Hazardous Materials at, on or under the Leased premises.

                  ii. Tenant represents that, to its current actual knowledge, there does not now exist in, on, under, about, emanate from, or originate at the Leased Premises any Hazardous Materials in violation of the Environmental Requirements, and Tenant is not aware of the transportation to or from the Leased Premises of any Hazardous Materials in violation of the Environmental Requirements.

         c. Tenant Obligation to Indemnify. If Tenant breaches its covenants, representations or warranties under subsection (b) above, or if Hazardous Materials are brought upon, kept or used on the Leased Premises by Tenant or its employees, agents or contractors resulting in contamination of the Leased Premises, then Tenant shall indemnity, defend and hold harmless Landlord from and against Environmental Damages which arise as a result of Tenant's breach of subsection (b) above or such contamination unless and to the extent such Environmental Damages arc caused by any act of Landlord, its agents, employees or contractors. This Section shall survive the termination of the Lease.

32. Miscellaneous.

         a. Headings. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

         b. Gender; Meanings. As used in this Lease the singular shall include cite plural as the context requires, and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (c) "lien" shall mean "lien, charge. encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (d) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition"; (e) any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (f) "any of the land" shall mean "the Land or any part thereof or interest therein"; and (g) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein".

         c. Agency. Any act which Landlord is permitted to perform under this Lease may be performed by Landlord or any person or entity designated by Landlord. Unless otherwise provided in this Lease, any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

         d. Landlord's Consent. Landlord has the right to refuse to grant its consent whenever such consent is required under this Lease.

         e. Modifications. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

         f. Covenants Running with Land; Binding Effect. The covenant of this Lease shall run with the Land and bind Tenant, its successors and assigns, and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns. In the event there is more than one Tenant, the obligation of each shall be joint and several.

         g. Invalidity. In the even any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegally or unenforceability shall not affect any other provision of this Lease but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         h. Counterparts. This Lease will be simultaneously executed in several counterparts, and may be executed by facsimile, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

         i. Governing Law. This Lease shall be governed by and construed according to the Laws of the State of Utah.

         j. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         k. Continuing Obligation. Notwithstanding anything to the contrary in this Lease, Tenant agrees that should it be unable to use the Leased Premises for the uses intended hereunder on account of the failure to obtain or possess a conditional use permit allowing such uses, its obligations hereunder, including, but not limited to, the obligation to pay Base Rent, shall nonetheless continue in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed as of the day and year first above written.

         LANDLORD                   BOGGESS-RIVERWOODS COMPANY, L.L.C.

                                    By: /s/ Jerry Boggess
                                        --------------------------------------
                                    Name:   Jerry Boggess
                                          ------------------------------------
                                    Its:    Manager
                                         -------------------------------------

         TENANT                     NACT TELECOMMUNICATIONS,
                                    INC. A DELAWARE CORPORATION

                                    By: /s/ Eric F. Gurr
                                        --------------------------------------
                                    Name:   Eric F. Gurr
                                          ------------------------------------
                                    Its:    President
                                         -------------------------------------

                                   EXHIBIT "A"
                         Description of Leased Premises

A portion of Lot 1, Phase III-B, Riverwoods Research and Business Park, a planned unit development, described as follows:

Beginning at a point on the 50 foot setback line of Provo River High Bank and the Southerly right of way line of 5200 North Street, which point is South 00(degree)45'09" East along the Section Line 635.65 feet and West 527.71 feet from the Northeast corner of Section 13, Township 6 South, Range 2 East, Salt Lake Base and Meridian; thence South 06(degree)56'37" West along said setback line 124.07 feet; thence South 13(degree)25'37" West along said setback line
126.91 feet; thence South 12(degree)00'49" West along said setback line 113.16 feet; thence South 06(degree)03'23" West along said setback line 124.23 feet; thence North 75(degree)36'24" West 391.78 feet; thence North 14(degree)49'05" East 240.54 feet; thence South 75(degree)28'32" East 23.90 feet; thence North 10(degree)46'21" East 265.66 feet to the Southerly right of way line of said 5200 North Street; thence along said right of way and along the arc of a 335.09 foot radius curve to the right 8.60 feet; through a central angle of 01(degree)28'14" the chord of which bears South 44"24'50" East 8.60 feet; thence along said right of way and along the arc of 280.61 foot radius curve to the left 202.79 feet, through a central angle of 41(degree)24'23" the chord of which bears South 64(degree)22'55" East 198.41 feet; thence South 85(degree)05'05" East along said right of way 141.10 feet to the Point of Beginning.